Exhibit 10.5


                               SUBLEASE AGREEMENT


        THIS SUBLEASE AGREEMENT, dated June 15, 1999, between eNote.Com, Inc., a Delaware corporation, with its principal place of business in Burlington, Vermont ("Landlord"), and NYBOR Corporation, a Vermont corporation, with its principal place of business in Williston, Vermont ("Tenant").

        The Landlord lets to the Tenant and Tenant hires from the Landlord approximately 2,500 square feet of office space located in the first floor of the office building located at 185 Allen Brook Lane, Williston, Vermont (the "Premises"), for use as offices for the term commencing June 15, 1999 and expiring May 31, 2001 at the rental amount set forth herein, and fit up as described in Exhibit A attached hereto.

        The Tenant agrees to the following:

        1. Payment. To pay Landlord without demand or set off, rent in the amount of Twenty-Six Thousand One Hundred Twenty-Five and 00/100 Dollars ($26,125.00) per year, payable in equal monthly installments of Two Thousand One Hundred Seventy-Seven and 08/100 Dollars ($2,177.08) on the first day of each month, in advance, commencing on June 1, 1999 and continuing through the term of the Sublease.

        2. Repairs. At its expense, to keep the premises in good repair, ordinary wear and tear, repairs to the roof, exterior of the building, and structural repairs excepted, unless such repairs are made necessary by the Tenant's act or negligence. Landlord shall be responsible for maintenance and repair of the building grounds and for snow removal. At the expiration of the term the Tenant shall remove its goods and effects and peaceably yield up the premises to the Landlord in as good condition as when delivered to Tenant, ordinary wear and tear, damage by fire, the elements, act of public enemy, or casualty excepted. All notices to quit or vacate are expressly waived, any law, usage or custom to the contrary notwithstanding. Tenant shall be responsible for janitorial services for the Premises.

        3. Compliance with Regulations. Comply promptly with all laws, ordinances, requirements, and regulations of the federal, state, county, municipal and other authorities, the fire insurance underwriters, and insurance organizations or associations. However, the Tenant shall not be required to make alterations to the exterior of the building, or alterations of structural nature.

        4. Viewing Premises. During the last three (3) months of this Sublease, or any extension thereof, to permit the Landlord to show the premises to prospective tenants. At any time during the term the Landlord, its landlord, or either's agents, may enter the premises for the purpose of examining their condition or making repairs in any part of the building. However, the Landlord does not assume any liability for the care or supervision of the premises or appurtenances.

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        5.  Assignment.  The  Tenant  shall  not make or  permit  to be made any alterations or additions to the premises, assign, mortgage, or pledge this Sublease, or sublet the whole or any part of the premises without the Landlord's written consent. Such consent shall apply solely to the particular transaction consented to and shall not constitute the Landlord's waiver of the provisions of this Sublease.

        6. Insurance. The Tenant shall not leave the premises unoccupied during the term, or by any act or omission cause an increase in the rate of insurance or the cancellation of any insurance policy. If any increase in the rate of insurance iscaused by the Tenant's occupancy, the Tenant shall pay on demand the amount of the increase, and in default of such payment, the amount may be added to the next installment of rent as additional rent. The Tenant shall furnish the Landlord with public liability insurance policies issued by insurance companies licensed to do business in the State of Vermont and in amounts totaling one million dollars ($1,000,000.00). To the extent permitted by such policies of each, and without voiding the insurance provided thereby, Landlord and Tenant hereby waive their rights of subrogation.

        7. Signs. The Tenant shall not install awnings, advertisements, or signs on any part of the premises without the Landlord's written consent, which consent shall not be unreasonably withheld.

        8. Taxes and Utilities. The Tenant shall pay one-third of all electric, security and gas fuel costs for the building of which the Premises form a part. Landlord shall bill Tenant monthly for such costs. Tenant shall pay its pro rata share of any increase over the current amount of taxes imposed on the real property.

        9. Indemnification. The Landlord shall not be responsible for any defect or change of condition in the premises, or for any damage thereto, or to any person, or to goods or things contained therein due to any cause except the Lessor's act or negligence. The Tenant shall indemnify the Landlord from all claims, demands and actions arising in connection with the Tenant's use of the property, or the use by any person occupying the premises during the term hereof, or by reason of any breach or nonperformance of any covenant herein, or the Tenant's violation of any law or regulation.

        10. Fire Damage. If the premises are so damaged by fire, other casualty, or other or act of public enemy so as to be substantially destroyed, this Sublease shall terminate and any unearned rent paid in advance by the Tenant shall be apportioned and refunded to it. However, if the premises are not substantially destroyed, and such damage is covered by Landlord's fire and casualty insurance, then the Landlord will promptly repair and restore same to substantially the condition in which they were immediately prior to occurrence of such casualty, using the proceeds of the insurance. A just proportion of the rent shall abate according to the extent to which the premises have been rendered untenantable until they have been restored. The Tenant shall give the Landlord immediate notice of any damage to the premises.


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        11.  Default and Remedies.  If any one or more of the  following  events
("Events of Default") shall occur:

        (a) If the Tenant shall fail to pay any Basic Rent; or other sum payable hereunder as the same becomes due and payable; or

        (b) If the Tenant shall fail to perform or comply with any terms of this Lease other than those referred to in paragraph (a) above or with any term of any other agreement between the parties, and such failure shall continue for more than 15 days after the Tenant receives notice or knowledge of such failure; or

        (c) If the Tenant shall make a general assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Tenant or any material part of its properties; or

        (d) If, within 60 days after the commencement of any proceeding against the Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statut, law or regulation, such proceeding shall not have been dismissed or stayed (or within 60 days after the expiration of any such stay such proceeding shall not have been dismissed), or if, within 60 days after the appointment without the consent or acquiescence of the Tenant of any trustee, receiver or liquidator of the Tenant or of any material part of its properties, such appointment shall not have been vacated or stayed (or within 60 days after the expiration of any such stay such appointment shall not have been vacated); or

        (e) If the Tenant shall default in the payment of any indebtedness for borrowed money, or shall fail to perform or comply with any of the terms of any such indebtedness, or of any instruments relation thereto, and such default or failure shall continue beyond any grace period provided with respect thereof, and such default or failure shall not have been waived, bonded or cured; or

        (f) If the Tenant or its shareholder or directors shall take any action looking to the dissolution or liquidation of the Tenant; or

        (g) If a final judgment which, with other outstanding final judgments against the Tenant, exceeds an aggregate of $100,000 shall be rendered against the Tenant, and if, within 60 days after the expiration of such stay, such judgment shall not have been discharged.

Then and in such event, regardless of the pendency of any proceeding which has or might have the effect of preventing the Tenant from complying with the terms of this Lease, the Landlord may at any time thereafter, during the continuance of any such default, give a

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

written termination notice to the Tenant specifying a date (not less than ten days from the date of giving such notice) on which this Lease shall terminate, and on such date, subject to the provisions of this Lease relating to the survival of Tenant's obligations, the term of this Lease shall terminate by limitation and all rights of the Tenant under this Lease shall cease unless before such date (1) all arrears of Basic Rent, Additional Rent and all other sums payable by the Tenant under this Lease, together with interest thereon at the rate of 12% per annum, and all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by or on behalf of the Landlord shall have been paid by the Tenant, and (2) all other defaults at the time existing under the Lease shall have been fully remedied to the satisfaction of the Landlord. All costs and expenses incurred by or on behalf of the Landlord (including, without limitation, attorneys' fees and expenses) occasioned by the default by the Tenant under this Lease shall constitute Additional Rent hereunder.

        12. Additional Rent. If the Landlord makes expenditure for which the Lessee is responsible, or if the Tenant fails to make any required payment under this Sublease, Landlord may add such amount to any current or future installment of rent.

        13. Condemnation. If all or any part of the Premises are taken or condemned for a temporary or permanent public or quasi-public use, the Landlord may terminate this Sublease.

        14. Notices. All notices or other documents under this Sublease shall be in writing and delivered personally to the party to be notified or sent by registered or certified mail addressed to such party at its last known address.

        15. Sublease. This is a sublease. The Landlord's interest in the premises is as tenant under an underlying Lease made by Airmouse House Ltd. Partnership dated ______, 1999, a copy of which (with financial terms removed), initialed for identification, is attached hereto. This Sublease is expressly made subject to all the terms and conditions of the underlying lease, with the exception of rental amounts provided in Section 1. The Tenant shall use the premises in accordance with the terms of the underlying lease and not do or omit to do anything which will breach any of its terms. If the underlying lease is terminated, this Sublease shall terminate simultaneously and any unearned rent paid in advance shall be refunded to the Tenant, if such termination is not the result of a breach by the Tenant of the within Sublease. The Tenant shall assume the obligation for performance of all the Landlord's obligation under the underlying lease.

        16. Quiet Enjoyment. Landlord covenants that the Tenant upon paying the rent and complying with the provisions of this Sublease, shall peaceably and quietly have, hold and enjoy the Demised Premises for the term of this Sublease.

        17.    Non-waiver.

       (a) No agreement to accept a surrender of the Demised Premises prior to the expiration of the Lease Term shall be valid unless in writing and signed by an authorized representative of Landlord. The delivery of keys by or on behalf of Tenant for any part of

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

the Demised Premises to any employee or partner of Landlord or to Landlord's agent or any employee of such agent shall not operate as a termination of this Sublease or as a surrender of the Premises.

        (b) The failure of Landlord or Tenant to seek redress for violation or breach of, or to insist on the strict performance of, any covenant of this Sublease whether by express waiver or otherwise, shall not be construed as a waiver of any subsequent violation or breach or the same covenants.

        (c) The receipt by Landlord of rent with knowledge of the breach of any covenant of this Sublease shall not be deemed a waiver of such breach.

        (d) The failure of Landlord to enforce any of the rules and regulations against Tenant or any other tenant in the Property shall not be deemed a waiver of any such rule or regulation.

        (e) Landlord's consent to, or approval of, any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant.

        18. Accord and satisfaction. No payment by Tenant or receipt by Landlord of a less amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall an endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in the Lease provided. Partial payment shall only be construed as an accord and satisfaction if specifically set forth in a separate instrument signed by Landlord.

        19. Severability. It is the intention of the parties hereto that if any provision of this Sublease is capable to two constructions, one of which would render the provision valid, then the provision shall have the meaning which renders it valid. If any term or provision or any portion thereof of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

        20. Entire Agreement, Applicable Law. This Sublease with any exhibits and riders attached hereto contains the entire agreement of the parties and no representations, inducements, promises or agreements not embodied herein shall be of any force or effect, unless the same are in writing and signed by or on behalf of the party to be charged. The captions of particular sections are inserted as a matter of convenience and in no way affect or define the scope or intent of this Sublease or any provision thereof. This Sublease shall be governed by and interpreted in accordance with the laws of the State of Vermont.

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        21.  Captions.  The captions and numbers  appearing  herein are inserted only as a matter of convenience and are not intended to define, limit, construe, or describe the scope or intent of any section or paragraph, nor in any way affect this Sublease.

        22. Binding Effect. The provisions of this instrument shall be binding upon and inure to the benefit of both parties and their respective legal representatives, successors, and assigns.

        IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first-above written.

In the Presence of:                              eNote.Com, Inc.


/s/                                       By: /s/
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                                                 NYBOR Corporation



/s/                                       By: /s/
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